UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2014
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, the board of directors of Skyworks Solutions, Inc. (the “Company”), elected David J. Aldrich, who had previously served as the Company’s president and chief executive officer, to serve as chairman of the board of directors and chief executive officer of the Company. David J. McLachlan, the prior chairman of the Company’s board of directors, will remain a member of the board of directors and has been designated by the board of directors as lead independent director. The Company’s board of directors also elected Liam K. Griffin to serve as the president of the Company. Mr. Griffin had previously served as executive vice president and general manager of the Company.

Additional information regarding Mr. Griffin’s previous business experience is contained in Part III, Item 10 of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, under the heading “Executive Officers” and is incorporated herein by reference.

Effective May 6, 2014, Mr. Griffin will be eligible to receive a target bonus under the Company’s 2014 Executive Incentive Plan equal to 90% of his base salary. Mr. Griffin also received a restricted stock unit award pursuant to which 35,000 shares of the Company’s common stock will vest in four (4) equal annual installments beginning on May 6, 2015, and ending on May 6, 2018. The restricted stock unit award to Mr. Griffin is evidenced by the Company’s form of Restricted Stock Unit Agreement, which is filed with this Form 8-K as Exhibit 10.1.

A copy of the Company’s press release announcing the foregoing management changes is filed as Exhibit 99.1 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 6, 2014, the Company’s stockholders were asked to consider and vote on three proposals that are described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on March 26, 2014, in connection with the annual meeting (the “Proxy Statement”). The results of the voting on each of those proposals were as follows:

1.    The Company’s stockholders elected each of David J. Aldrich, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David P. McGlade, David J. McLachlan, and Robert A. Schriesheim to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The voting results with respect to each director elected at the annual meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
David J. Aldrich	141,962,767	1,574,523	424,327	24,284,236
Kevin L. Beebe	142,889,729	649,659	422,229	24,284,236
Timothy R. Furey	141,240,714	2,293,021	427,882	24,284,236
Balakrishnan S. Iyer	140,635,168	2,893,699	432,750	24,284,236
Christine King	143,034,002	485,750	441,865	24,284,236
David P. McGlade	143,158,955	374,714	427,948	24,284,236
David J. McLachlan	141,772,427	1,756,783	432,407	24,284,236
Robert A. Schriesheim	143,100,788	403,035	457,794	24,284,236

2.    The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
165,466,170	2,297,991	481,692	0

3.    The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-On-Pay Vote”).

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
138,268,284	5,067,748	625,585	24,284,236

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under the Company’s 2005 Long-Term Incentive Plan
99.1	Press Release dated May 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 8, 2014	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary

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